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                                                               Exhibit 99.1


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549



                           Re:  Boston Edison Company
                                Registration on Form
                                S-3, S-4 and Form S-8



We are aware that our report dated April 23, 1998 on our review of the interim financial information of Boston Edison Company for the period ended March 31, 1998 and included in this Form 10-Q is incorporated by reference in the Company's registration statements on Form S-3 (File Nos. 33-57840 and 33-59693), Form S-8 (File Nos. 33-00810, 33-7558, 33-38434, 33-48424, 33-48425,
33-59662, 33-59682 and 33-58457) and on Form S-4 filed by Boston Edison Holdings, currently known as BEC Energy (File No. 333-23439). Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of the registration statements prepared or certified by us within the meaning of Sections 7 and 11 of that Act.





Boston, Massachusetts               COOPERS & LYBRAND L.L.P.
April 23, 1998